Exhibit 99.1

Rockwood Reports Second Quarter 2014 Results

On July 15 a Merger was Announced with Albemarle Valuing Rockwood at ~ $6.2 billion

Combination creates a Premier Global Specialty Chemicals Company

Quarter Highlights

•                  Completed the acquisition of a 49% interest in Talison

•                  Strong quarterly results and margins driven by strong demand growth from nearly all surface treatment applications, lithium battery applications and the Talison joint venture, offset partially by potash and organometallics

•                  Adjusted earnings per share from continuing operations - $0.62 per share versus $0.39 per share

•                  Adjusted EBITDA from continuing operations - $89 million versus $86 million, including recently closed Talison transaction

Princeton, New Jersey; August 6, 2014 — Rockwood Holdings, Inc. (NYSE: ROC) today posted as reported net income from continuing operations of $34.1 million, or $0.47 per share for the second quarter of 2014, which included other net charges of $11.4 million, as compared to $25.7 million, or $0.33 per share for the same period in the prior year, which included other net charges of $5.3 million.

Excluding these other net charges, adjusted net income from continuing operations was $45.5 million, or $0.62 per share, in the second quarter of 2014 compared to $31.0 million, or $0.39 per share, for the same period in the prior year. Quarter on quarter results benefited from strong performance in Surface Treatment and battery applications in Lithium, as well as lower interest expense, which more than offset lower organometallics and potash volumes in Lithium. Additionally, earnings per share benefited from fewer common shares outstanding due to share repurchases.

For the six months ended June 30, 2014, as reported net income from continuing operations was $55.8 million, or $0.75 per share, which included other net charges of $21.9 million, as compared to $32.2 million, or $0.41 per share for the same period in the prior year, which included other net charges of $21.9 million.

Excluding these other net charges, adjusted net income from continuing operations was $77.7 million, or $1.05 per share, in the six months ended June 30, 2014 as compared to $54.1 million, or $0.68 per share, for the same period in the prior year. Year on year results also benefited from strong performance in Surface Treatment and battery applications in Lithium, as well as lower interest expense, which more than offset lower organometallics volumes and a decrease in potash sales of 48%. Additionally, earnings per share benefited from fewer common shares outstanding due to share repurchases.

Table 1: Second Quarter and YTD Financial Highlights

			% Change				% Change
Continuing Operations *				Constant				Constant
($ and shares in millions; except per share amounts)	Q2 2014	Q2 2013	Total	Currency	YTD 2014	YTD 2013	Total	Currency
Net sales	$362.3	$347.9	4.1%	2.8%	$716.8	$685.0	4.6%	4.0%
Adjusted EBITDA (a)	88.7	86.1	3.0%	1.6%	169.5	163.5	3.7%	2.7%
Net income	34.1	25.7	32.7%		55.8	32.2	73.3%
Diluted EPS	0.47	0.33	42.4%		0.75	0.41	82.9%
Net income - as adjusted	45.5	31.0	46.8%		77.7	54.1	43.6%
Diluted EPS - as adjusted	0.62	0.39	59.0%		1.05	0.68	54.4%
Cash flow provided by operating activities	34.1	(16.0)	313.1%		62.4	18.9	230.2%
Capital expenditures	48.3	43.7	10.5%		88.6	82.9	6.9%
Weighted average number of diluted shares outstanding	73.3	78.7	(7.0)%		74.2	79.5	(6.7)%

* The Advanced Ceramics business, Clay-based Additives business, and the Titanium Dioxide Pigments, Color Pigments and Services, Timber Treatment Chemicals, Rubber/Thermoplastics Compounding and Water Chemistry businesses all met the criteria for being reported as discontinued operations. The results of these businesses have been accounted for as discontinued operations in the condensed consolidated financial statements for all periods presented.

(a) Includes the Company’s equity in Adjusted EBITDA of unconsolidated affiliates, including the acquisition of a 49% interest in the joint venture related to Talison for Lithium and other joint ventures for Surface Treatment..

As previously announced, on July 15, 2014, Rockwood entered into a merger agreement with Albemarle Corporation (NYSE: ALB) pursuant to which Albemarle will acquire all outstanding shares of Rockwood in a cash and stock transaction valued at approximately $6.2 billion. The transaction is subject to shareholder and regulatory approvals and other customary closing conditions and is expected to close in the first quarter of 2015.

Robert J. Zatta, Chief Executive Officer and Chief Financial Officer, commented, “Our core businesses (Surface Treatment and Lithium battery applications) delivered solid performance in the quarter and in line with our expectations. Surface Treatment continued to post strong top line demand and Adjusted EBITDA results with a 23% margin. In our Lithium segment, battery grade lithium carbonate and hydroxide delivered significant double-digit sales growth, partially mitigating weaker potash and organometallic products sales, posting Adjusted EBITDA margins of 38%.

“Looking ahead to the second half of this year, the Surface Treatment business remains on track for solid organic growth in sales and Adjusted EBITDA, with Adjusted EBITDA margins in the 22% to 23% range. The Lithium segment, excluding the Talison joint venture, is expected to deliver an increase in sales and Adjusted EBITDA compared to the second half of 2013, with Adjusted EBITDA margins in the range of 36% to 38%.”

Business Segment Review

Continuing operations for the second quarter and year-to-date net sales and Adjusted EBITDA, as compared with the same periods a year ago, are summarized below:

Table 2: Net Sales

			% Change				% Change
				Constant				Constant
($ in millions)	Q2 2014	Q2 2013	Total	Currency (a)	YTD 2014	YTD 2013	Total	Currency (a)
Lithium	$116.7	$125.7	(7.2)%	(8.8)%	$232.5	$244.2	(4.8)%	(6.1)%
Surface Treatment	242.3	218.6	10.8%	9.7%	477.9	433.8	10.2%	10.0%
Other (c)	3.3	3.6	(8.3)%	(11.1)%	6.4	7.0	(8.6)%	(11.4)%
Net sales	$362.3	$347.9	4.1%	2.8%	$716.8	$685.0	4.6%	4.0%

Table 3: Adjusted EBITDA

			% Change				% Change
				Constant				Constant
($ in millions)	Q2 2014	Q2 2013	Total	Currency (a)	YTD 2014	YTD 2013	Total	Currency (a)
Lithium (b)	$44.8	$49.0	(8.6)%	(10.2)%	$85.9	$95.9	(10.4)%	(11.9)%
Surface Treatment (b)	56.3	48.5	16.1%	15.1%	109.7	94.1	16.6%	16.2%
Other (c)	(12.4)	(11.4)	(8.8)%	(7.9)%	(26.1)	(26.5)	1.5%	2.3%
Adjusted EBITDA	$88.7	$86.1	3.0%	1.6%	$169.5	$163.5	3.7%	2.7%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. For the three and six months ended June 30, 2014 and 2013, the average rate of exchange of the Euro to the U.S. dollar is $1.37 and $1.31, respectively, and $1.37 and $1.31, respectively.  For further details, see Appendix Table A-9.

(b) Includes the Company’s equity in Adjusted EBITDA of unconsolidated affiliates, including the acquisition of a 49% interest in the joint venture related to Talison for Lithium and other joint ventures for Surface Treatment.

(c) Other includes the results of the wafer reclaim business, as well as costs of operating the Company’s corporate offices. In the second quarter of 2014, the Company reorganized its Metal Sulfides business and began reporting it within the Surface Treatment segment. The financial statements have been reclassified for all periods presented.

Second Quarter Segment Drivers

Lithium: Net sales and Adjusted EBITDA decreased 7.2% and 8.6%, respectively.

•                  Net sales decreased primarily from lower volumes from organometallic products, driven mostly by butyllithium, and a 26% reduction in potash sales, mainly volumes. This was largely offset by significantly higher volumes for battery applications.

•                  Adjusted EBITDA decreased primarily from lower net sales, partially offset by the results of a 49% ownership interest in the joint venture related to Talison Lithium in May 2014.

Surface Treatment: Net sales and Adjusted EBITDA increased 10.8% and 16.1%, respectively.

•                  Net sales increased primarily due to increased volumes in most markets, particularly driven by higher automotive OEM and automotive components, coil and cold forming, general industry and aerospace applications; the impact of the acquisition of the remaining 50% interest in a previously unconsolidated joint venture in India in 2013; and higher selling prices.

•                  Adjusted EBITDA increased primarily from higher net sales, partially offset by higher selling, general and administrative costs.

Outlook

Commenting on the outlook, Mr. Zatta said, “In January 2013, we committed to streamlining our portfolio and a disciplined capital allocation strategy and over the last 18 months, we delivered by selling seven non-core businesses and by acquiring an interest in a strategic lithium resource. On July 15, we announced our proposed merger with Albemarle in a transaction that represents the culmination of Rockwood’s strategic realignment and transformation to drive significant shareholder value. By merging with Albemarle, we are receiving an attractive price for our shareholders with an immediate cash payment, while participating in the creation of a premier specialty chemicals company with global leading market positions with future growth prospects and meaningful synergies.

“Further, with the platform of these complementary global leading businesses, we expect the portfolio combination will deliver outstanding benefits and growth potential for employees, customers and shareholders for many years to come,” added Mr. Zatta.”

Conference Call and Webcast

On Wednesday, August 6, 2014 at 11:00 am Eastern Time, Rockwood Holdings plans to host its conference call and webcast to discuss these results.

To access this conference call, the dial-in number in the U.S. is (800) 230-1059, and the international dial-in number is (612) 234-9960. No access code is needed for either call. A listen-only, live webcast of the conference call will also be available at www.rocksp.com.

Materials for the call, including the earnings release and presentation, will be available for download on the company’s website on the morning of the call. For persons unable to listen to the live conference call or webcast, a webcast replay of the call will be available on Rockwood’s website.

* * *

Contact:	Rockwood Holdings, Inc.
Nahla A. Azmy
Vice President, Investor Relations & Communications
Phone: 609-524-1109
nazmy@rocksp.com

* * *

Rockwood Holdings, Inc. based in Princeton, N.J., is a leading global developer, manufacturer and marketer of technologically advanced and high value-added specialty chemicals, with a market capitalization of more than $5 billion. It is a leading integrated and low cost global producer of lithium and lithium compounds used in lithium-ion batteries for electronic devices, alternative transportation vehicles and future energy storage technologies, meeting the significant growth in global demand for these products. The company is also the second largest global producer of products and services for metal processing, servicing the aerospace, general and European luxury automotive industries.

For more information on Rockwood, please visit www.rocksp.com.

* * *

Non-GAAP Financial Measures

This press release includes “non-GAAP financial measures,” such as, a discussion of Adjusted EBITDA, net sales including sales from discontinued operations, free cash flow, net income/diluted earnings per share excluding certain items and net income/diluted earnings per share from continuing operations excluding certain items. Adjusted EBITDA is not intended to be an alternative to net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. All presentations of consolidated Adjusted EBITDA are calculated using the definition set forth in the Company’s former senior secured credit agreement and indenture governing the 4.625% Senior Notes due 2020 as a basis and reflects management’s interpretations thereof. Adjusted EBITDA, which is referred to as “Consolidated EBITDA,” is defined in the former senior secured credit agreement as consolidated earnings which, as defined in the former senior secured credit agreement, equals income (loss) before the deduction of income taxes of Rockwood Specialties Group, Inc. and the Restricted Subsidiaries (as such term is defined in the former senior secured credit agreement), excluding extraordinary items plus certain items including interest expense, depreciation expense, amortization expense, extraordinary losses and non-recurring charges, losses on asset sales, less certain items including extraordinary gains and non-recurring gains, non-cash gains and gains on asset sales.  We use Adjusted EBITDA on a consolidated basis to assess our operating performance, to calculate performance-based cash bonuses and determine whether certain performance-based options and restricted stock units vest (as such bonuses, options and restricted stock units are tied to Adjusted EBITDA), and as a liquidity measure. In addition, we use Adjusted EBITDA to determine compliance with our debt covenants. We also use Adjusted EBITDA on a segment basis as the primary measure used by our chief operating decision maker to evaluate the ongoing performance of our business segments and reporting units. A reconciliation of net income attributable to Rockwood Holdings, Inc. shareholders to Adjusted EBITDA is contained in this press release. We strongly urge you to review the reconciliation. In addition, we discuss sales growth in terms of nominal (actual) and net change (nominal less constant currency impacts).

Net sales including sales from discontinued operations is not intended to be an alternative for net sales. Management believes that net sales including sales from discontinued operations is meaningful to investors because it provides a view of the Company with respect to its operating results.

Free cash flow is not intended to be an alternative to cash flows from operating activities as a measure of liquidity. Our presentation of free cash flow (including continuing and discontinued operations) is defined as net cash from operating activities, less capital expenditures, net of proceeds from government grants received, and other items (including, among others, the cash impact of adjustments made to Adjusted EBITDA under our former senior secured credit agreement ). Management believes that free cash flow is meaningful to investors because it provides an additional measure of liquidity. However, a limitation of free cash flow is that it does not represent the total increase or decrease in cash during the period. An additional limitation associated with the use of this measure is that the term “free cash flow” does not have a standardized meaning. Therefore, other companies may use the same or a similarly named measure but exclude different items or use different computations, which may provide investors a comparable view of our performance in relation to other companies. Management compensates for this limitation by presenting the most comparable GAAP measure, net cash provided by operating activities of continuing operations, with free cash flow within its earnings release and by providing a reconciliation that shows and describes the adjustments made. A reconciliation of net cash provided by operating activities to free cash flow is provided in the accompanying tables.

Neither net income and diluted earnings per share excluding certain items nor net income and diluted earnings per share from continuing operations excluding certain items is intended to be an alternative for net income or diluted earnings per share. Management believes that net income and diluted earnings per share excluding certain items and net income and diluted earnings per share from continuing operations excluding certain items are meaningful to investors because it provides a view of the Company with respect to ongoing operating results.

Reconciliations of these non-GAAP financial measures are included herein. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

* * *

This press release contains, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements.  Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “predicts” and “outlook” and similar words and expressions are intended to identify forward-looking statements. Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, growth prospects, our future Adjusted EBITDA and free cash flows, our share repurchase plans, our use of cash and our strategic initiatives. Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and are not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; our ability to complete our previously announced divestiture; our uses of the cash and cash equivalents from the completed or expected to be completed divestitures; the prospects of and our outlook for our businesses; changes in general economic conditions in Europe and North America and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which

Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with negotiating, consummating and integrating acquisitions; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information security and the risks, uncertainties and other factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood’s periodic reports filed with or furnished to the Securities and Exchange Commission.

This press release also contains certain forward-looking statements with respect to the financial condition, results of operations and business of Albemarle, Rockwood and the combined businesses of Albemarle and Rockwood and with respect to the transaction and the anticipated consequences and benefits of the transaction, the targeted close date for the transaction, product development, changes in productivity, market trends, price, expected growth and earnings, cash flow generation, costs and cost synergies, portfolio diversification, economic trends and outlook.  Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Albemarle or Rockwood to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, without limitation: the receipt and timing of necessary regulatory approvals; the ability to finance the transaction; the ability to successfully operate and integrate Rockwood’s operations and realize estimated synergies; changes in economic and business conditions; changes in financial and operating performance of major customers and industries and markets served by Albemarle or Rockwood; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for products; limitations or prohibitions on the manufacture and sale of products; availability of raw materials; changes in the cost of raw materials and energy; changes in markets in general; changes in laws and government regulation impacting operations or products; the occurrence of claims or litigation; the occurrence of natural disasters; political unrest affecting the global economy; political instability affecting manufacturing operations or joint ventures; changes in accounting standards; changes in the jurisdictional mix of the earnings of Albemarle or Rockwood and changes in tax laws and rates; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement; and decisions that Albemarle or Rockwood may make in the future.  In addition, certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in Albemarle’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Albemarle with the SEC on February 25, 2014.

These forward-looking statements speak only as of the date of this press release. Rockwood expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Important Information for Stockholders and Investors

Nothing in this press release shall constitute a solicitation to buy or subscribe for or an offer to sell any securities of Albemarle Corporation (“Albemarle”) or Rockwood or a solicitation of any vote or approval. In connection with the proposed transaction, Albemarle and Rockwood will file a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (“SEC”), and Albemarle will file a Registration Statement on Form S-4 with the SEC. STOCKHOLDERS OF EACH COMPANY AND OTHER INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders and investors will be able to obtain a free copy of the registration statement and joint proxy statement/prospectus, as well as other filings containing information about Albemarle and Rockwood, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the registration statement and joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801, USA, Attention: Investor Relations, Telephone: +1 225-388-7322, or to Rockwood Holdings, Inc., 100 Overlook Center, Princeton, New Jersey 08540, USA, Attn: Investor Relations, Telephone +1 609-524-1109.

Participants in Solicitation

Albemarle, Rockwood, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Albemarle’s directors and executive officers is available in its proxy statement filed with the SEC by Albemarle on March 28, 2014, and information regarding Rockwood’s directors and executive officers is available in its proxy statement filed with the SEC by Rockwood on March 28, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. These documents can be obtained free of charge from the sources indicated above.

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Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Net sales	$362.3	$347.9	$716.8	$685.0
Cost of products sold	199.3	190.4	391.9	374.4
Gross profit	163.0	157.5	324.9	310.6

Selling, general and administrative expenses	108.5	99.7	219.5	203.2
Equity in earnings of unconsolidated affiliates	(2.4)	(2.7)	(4.8)	(5.1)
Restructuring and other severance costs	1.5	2.3	5.6	8.6
Asset write-downs and other	1.7	4.7	1.7	4.7
Operating income	53.7	53.5	102.9	99.2

Other expenses, net:
Interest expense, net	(13.6)	(23.3)	(27.8)	(46.7)
Foreign exchange gain (loss) on financing activities, net	6.4	4.6	5.8	(10.5)
Other, net	(0.1)	(0.1)	—	—
Other expenses, net	(7.3)	(18.8)	(22.0)	(57.2)

Income from continuing operations before taxes	46.4	34.7	80.9	42.0
Income tax provision	12.3	9.0	25.1	9.8
Income from continuing operations	34.1	25.7	55.8	32.2
Income (loss) from discontinued operations, net of tax (a)	14.3	6.5	(29.1)	15.8
Gain on sale of discontinued operations, net of tax	0.1	—	2.1	—
Net income	48.5	32.2	28.8	48.0
Net (income) loss attributable to noncontrolling interest - discontinued operations	(1.8)	(1.1)	(2.9)	0.9
Net income attributable to Rockwood Holdings, Inc. stockholders	$46.7	$31.1	$25.9	$48.9

Amounts attributable to Rockwood Holdings, Inc.:
Income from continuing operations	$34.1	$25.7	$55.8	$32.2
Income (loss) income from discontinued operations	12.6	5.4	(29.9)	16.7
Net income	$46.7	$31.1	$25.9	$48.9

Basic earnings per share attributable to Rockwood Holdings, Inc. stockholders:
Earnings from continuing operations	$0.47	$0.33	$0.76	$0.41
Earnings (loss) from discontinued operations	0.18	0.07	(0.41)	0.22
Basic earnings per share	$0.65	$0.40	$0.35	$0.63

Diluted earnings per share attributable to Rockwood Holdings, Inc. stockholders:
Earnings from continuing operations	$0.47	$0.33	$0.75	$0.41
Earnings (loss) from discontinued operations	0.17	0.06	(0.40)	0.21
Diluted earnings per share	$0.64	$0.39	$0.35	$0.62

Dividends declared per share of common stock	$0.45	$0.40	$0.90	$0.80

Weighted average number of basic shares outstanding	72,288	77,089	73,147	77,806
Weighted average number of diluted shares outstanding	73,252	78,746	74,153	79,461

(a) Includes the expected loss on the sale of the TiO2 Pigments and Other Businesses in the three and six months ended June 30, 2014.

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in millions, except per share amounts; shares in thousands)

(Unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$696.3	$1,522.8
Accounts receivable, net	245.1	228.1
Inventories	230.9	228.2
Deferred income taxes	49.0	45.4
Prepaid expenses and other current assets	54.2	90.1
Assets of discontinued operations	1,574.2	1,549.1
Total current assets	2,849.7	3,663.7
Property, plant and equipment, net	884.4	842.8
Goodwill	657.9	659.6
Other intangible assets, net	120.1	127.9
Deferred financing costs, net	16.6	17.9
Deferred income taxes	154.6	156.5
Investment in unconsolidated affiliates	544.8	34.2
Other assets	29.5	29.7
Total assets	$5,257.6	$5,532.3
LIABILITIES
Current liabilities:
Accounts payable	$87.1	$92.2
Income taxes payable	13.5	13.5
Accrued compensation	66.4	70.0
Accrued expenses and other current liabilities	81.0	89.0
Deferred income taxes	2.4	2.3
Long-term debt, current portion	10.3	10.3
Liabilities of discontinued operations	490.5	486.5
Total current liabilities	751.2	763.8
Long-term debt	1,282.0	1,285.1
Pension and related liabilities	266.3	268.9
Deferred income taxes	37.4	38.4
Other liabilities	95.9	102.7
Total liabilities	2,432.8	2,458.9
Restricted stock units	19.5	24.2
EQUITY
Rockwood Holdings, Inc. stockholders’ equity:
Common stock ($0.01 par value, 400,000 shares authorized, 80,538 shares issued and 71,244 shares outstanding at June 30, 2014; 400,000 shares authorized, 80,219 shares issued and 73,892 shares outstanding at December 31, 2013)	0.8	0.8
Paid-in capital	1,279.0	1,269.8
Accumulated other comprehensive income	103.5	103.7
Retained earnings	1,882.7	1,923.1
Treasury stock, at cost (9,294 shares and 6,327 shares, respectively)	(615.5)	(401.3)
Total Rockwood Holdings, Inc. stockholders’ equity	2,650.5	2,896.1
Noncontrolling interest	154.8	153.1
Total equity	2,805.3	3,049.2
Total liabilities and equity	$5,257.6	$5,532.3

Rockwood Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in millions)

(Unaudited)

	Six months ended
	June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$28.8	$48.0
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of tax	29.1	(15.8)
Gain on sale of discontinued operations, net of tax	(2.1)	—
Depreciation and amortization	51.1	45.2
Deferred financing costs amortization	1.3	2.6
Equity in earnings of unconsolidated affiliates	(4.8)	(5.1)
Foreign exchange (gain) loss on financing activities, net	(5.8)	10.5
Stock-based compensation	5.6	6.6
Deferred income taxes	5.1	(25.3)
Asset write-downs and other	4.7	4.7
Excess tax benefits from stock-based payment arrangements	(4.8)	(2.4)
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions:
Accounts receivable	(16.4)	(39.3)
Inventories	(2.4)	(16.8)
Prepaid expenses and other assets	(0.8)	(10.2)
Accounts payable	(1.9)	3.6
Income taxes payable	(4.0)	7.4
Accrued expenses and other liabilities	(20.3)	5.2
Net cash provided by operating activities of continuing operations	62.4	18.9
Net cash provided by operating activities of discontinued operations	36.7	116.8
Net cash provided by operating activities	99.1	135.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(88.6)	(82.9)
Acquisition of 49% equity interest in Talison	(516.7)	—
Other acquisitions	(2.5)	(3.6)
Proceeds on sale of assets	1.9	0.3
Net cash used in investing activities of continuing operations	(605.9)	(86.2)
Net cash used in investing activities of discontinued operations	(41.4)	(70.2)
Net cash used in investing activities	(647.3)	(156.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock, net of fees	2.0	5.2
Excess tax benefits from stock-based payment arrangements	4.8	2.4
Payments of long-term debt	(3.1)	(14.6)
Proceeds from long term debt	0.1	0.6
Purchase of noncontrolling interest	—	(130.3)
Dividend distributions to stockholders	(65.5)	(61.9)
Stock repurchases	(214.2)	(216.4)
Net cash used in financing activities of continuing operations	(275.9)	(415.0)
Net cash used in financing activities of discontinued operations	(4.2)	(510.6)
Net cash used in financing activities	(280.1)	(925.6)
Effect of exchange rate changes on cash and cash equivalents	4.0	(5.6)
Net decrease in cash and cash equivalents	(824.3)	(951.9)
Less net increase in cash and cash equivalents from discontinued operations	2.2	0.7
Decrease in cash and cash equivalents from continuing operations	(826.5)	(952.6)
Cash and cash equivalents, beginning of period	1,522.8	1,266.1
Cash and cash equivalents, end of period	$696.3	$313.5

Supplemental disclosures of cash flow information:
Interest paid	$29.7	$48.2
Income taxes paid, net of refunds	23.8	27.7
Non-cash investing activities:
Acquisition of capital equipment included in accounts payable	15.3	6.3

Appendix Table A-1: Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

		Surface		Discontinued
($ in millions)	Lithium	Treatment	Other	Operations	Consolidated
Three months ended June 30, 2014

Income (loss) from continuing operations before taxes	$30.4	$40.2	$(24.2)	$—	$46.4
Interest (income) expense, net	(0.3)	3.0	10.9	—	13.6
Depreciation and amortization	12.1	8.8	5.0	—	25.9
Restructuring and other severance costs	0.1	1.4	—	—	1.5
Equity investment adjustments (a)	3.0	1.3	—	—	4.3
Systems/organization establishment expenses	0.9	0.2	—	—	1.1
Acquisition and disposal costs	—	0.4	0.1	—	0.5
Asset write-downs and other	1.6	(0.1)	0.2	—	1.7
Foreign exchange (gain) loss on financing activities, net	(3.0)	1.0	(4.4)	—	(6.4)
Other	—	0.1	—	—	0.1
Adjusted EBITDA from continuing operations	44.8	56.3	(12.4)	—	88.7
Discontinued operations	—	—	—	51.4	51.4
Total Adjusted EBITDA	$44.8	$56.3	$(12.4)	$51.4	$140.1

		Surface		Discontinued
($ in millions)	Lithium	Treatment	Other	Operations	Consolidated
Three months ended June 30, 2013

Income (loss) from continuing operations before taxes	$29.2	$34.3	$(28.8)	$—	$34.7
Interest expense, net	0.7	2.9	19.7	—	23.3
Depreciation and amortization	11.8	8.6	2.4	—	22.8
Restructuring and other severance costs	0.5	1.2	0.6	—	2.3
Systems/organization establishment expenses	0.4	0.1	—	—	0.5
Acquisition and disposal costs	—	0.8	0.9	—	1.7
Asset write-downs and other	4.7	—	—	—	4.7
Foreign exchange loss (gain) on financing activities, net	1.7	0.6	(6.9)	—	(4.6)
Other	—	—	0.7	—	0.7
Adjusted EBITDA from continuing operations	49.0	48.5	(11.4)	—	86.1
Discontinued operations	—	—	—	78.5	78.5
Total Adjusted EBITDA	$49.0	$48.5	$(11.4)	$78.5	$164.6

(a) This represents the adjustments to the EBITDA of unconsolidated affiliates included in the calculation of Adjusted EBITDA, consistent with the adjustments made on a consolidated basis:

		Surface
($ in millions)	Lithium *	Treatment	Consolidated
Three months ended June 30, 2014

Interest income, net	$(0.1)	$(0.2)	$(0.3)
Depreciation and amortization	0.4	0.2	0.6
Income tax provision	—	1.1	1.1
Acquisition method inventory charges	2.7	—	2.7
Other	—	0.2	0.2
Total adjustments	$3.0	$1.3	$4.3

* Represents adjustments related to the acquisition of a 49% interest in the joint venture related to Talison Lithium on May 28, 2014.

Appendix Table A-2: Reconciliation of Income (Loss) from Continuing Operations before Taxes to Adjusted EBITDA by Segment

		Surface		Discontinued
($ in millions)	Lithium	Treatment	Other	Operations	Consolidated
Six months ended June 30, 2014

Income (loss) from continuing operations before taxes	$58.5	$80.3	$(57.9)	$—	$80.9
Interest (income) expense, net	(0.5)	6.1	22.2	—	27.8
Depreciation and amortization	23.6	17.5	10.0	—	51.1
Restructuring and other severance costs	3.6	2.0	—	—	5.6
Equity investment adjustments (a)	3.1	2.1	—	—	5.2
Systems/organization establishment expenses	1.1	0.3	—	—	1.4
Acquisition and disposal costs	—	0.7	0.9	—	1.6
Asset write-downs and other	1.6	(0.1)	0.2	—	1.7
Foreign exchange (gain) loss on financing activities, net	(5.1)	0.8	(1.5)	—	(5.8)
Adjusted EBITDA from continuing operations	85.9	109.7	(26.1)	—	169.5
Discontinued operations	—	—	—	99.3	99.3
Total Adjusted EBITDA	$85.9	$109.7	$(26.1)	$99.3	$268.8

		Surface		Discontinued
($ in millions)	Lithium	Treatment	Other	Operations	Consolidated
Six months ended June 30, 2013

Income (loss) from continuing operations before taxes	$59.6	$66.5	$(84.1)	$—	$42.0
Interest expense, net	1.4	6.1	39.2	—	46.7
Depreciation and amortization	22.9	17.4	4.9	—	45.2
Restructuring and other severance costs	4.4	3.4	0.8	—	8.6
Systems/organization establishment expenses	0.5	0.7	—	—	1.2
Acquisition and disposal costs	0.1	0.8	2.6	—	3.5
Asset write-downs and other	4.7	—	—	—	4.7
Foreign exchange loss on financing activities, net	2.3	(1.3)	9.5	—	10.5
Other	—	0.5	0.6	—	1.1
Adjusted EBITDA from continuing operations	95.9	94.1	(26.5)	—	163.5
Discontinued operations	—	—	—	168.1	168.1
Total Adjusted EBITDA	$95.9	$94.1	$(26.5)	$168.1	$331.6

(a) This represents the adjustments to the EBITDA of unconsolidated affiliates included in the calculation of Adjusted EBITDA, consistent with the adjustments made on a consolidated basis:

		Surface
($ in millions)	Lithium *	Treatment	Consolidated
Six months ended June 30, 2014

Interest income, net	$(0.1)	$(0.2)	$(0.3)
Depreciation and amortization	0.4	0.3	0.7
Income tax provision	0.1	1.8	1.9
Acquisition method inventory charges	2.7	—	2.7
Other	—	0.2	0.2
Total adjustments	$3.1	$2.1	$5.2

* Represents adjustments related to the acquisition of a 49% interest in the joint venture related to Talison Lithium on May 28, 2014.

Appendix Table A-3: Consolidated Reconciliation of Net Income/Diluted Earnings Per Share as Reported to Net Income/Diluted Earnings Per Share as Adjusted

	Three Months Ended		Three Months Ended
	June 30, 2014		June 30, 2013
($ in millions, except per share amounts; shares in thousands)	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported - Continuing Operations	$34.1	$0.47	$25.7	$0.33

Adjustments from continuing operations:
Tax on foreign exchange gain *	8.0	0.11	—	—
Non-cash charge related to divested businesses	3.1	0.04	—	—
Adjustments - equity in earnings of unconsolidated affiliates **	2.1	0.03	—	—
Asset write-downs	1.2	0.02	3.0	0.04
Restructuring and other severance costs	1.1	0.01	1.9	0.02
Foreign exchange gain on financing activities, net	(4.2)	(0.06)	(2.6)	(0.04)
Other	0.1	—	3.0	0.04
Net charges from continuing operations	11.4	0.15	5.3	0.06

As adjusted - Continuing Operations (a)	$45.5	$0.62	$31.0	$0.39

As reported - Discontinued Operations	$12.6	$0.17	$5.4	$0.06

Adjustments from discontinued operations:
Estimated loss on sale of TiO2 and Other Businesses	27.9	0.38
Impact of tax related items	(3.6)	(0.04)	—	—
Acquisition and disposal costs	0.5	—	18.8	0.24
Other	1.2	0.02	1.5	0.03
Net charges from discontinued operations	26.0	0.36	20.3	0.27

As adjusted - Discontinued Operations (b)	$38.6	$0.53	$25.7	$0.33

As adjusted - Total (a + b)	$84.1	$1.15	$56.7	$0.72

Weighted average number of diluted shares outstanding		73,252		78,746

* Relates to the impact of a tax provision recorded on foreign exchange gains incurred in connection with the repayment of intercompany loans that were formerly deemed to be of a long-term investment nature.

** Primarily represents acquisition method inventory charges from our 49% equity interest in Talison Lithium.

The tax effects of the adjustments are provisions of $2.3 million and benefits of $5.5 million for the three months ended June 30, 2014 and 2013, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Appendix Table A-4: Consolidated Reconciliation of Net Income/Diluted Earnings Per Share as Reported to Net Income/Diluted Earnings Per Share as Adjusted

	Six Months Ended		Six Months Ended
	June 30, 2014		June 30, 2013
($ in millions, except per share amounts; shares in thousands)	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported - Continuing Operations	$55.8	$0.75	$32.2	$0.41

Adjustments from continuing operations:
Tax on foreign exchange gain *	12.8	0.17	—	—
Non-cash charge related to divested businesses	5.5	0.07	—	—
Restructuring and other severance costs	5.0	0.07	6.5	0.08
Adjustments - equity in earnings of unconsolidated affiliates **	2.1	0.03	—	—
Asset write-downs	1.2	0.02	3.0	0.03
Foreign exchange loss on financing activities, net	(4.0)	(0.05)	7.5	0.09
Other	(0.7)	(0.01)	4.9	0.07
Net charges from continuing operations	21.9	0.30	21.9	0.27

As adjusted - Continuing Operations (a)	$77.7	$1.05	$54.1	$0.68

As reported - Discontinued Operations	$(29.9)	$(0.40)	$16.7	$0.21

Adjustments from discontinued operations:
Estimated loss on sale of TiO2 and Other Businesses	101.3	1.37	—	—
Gain on sale of discontinued operations	(2.1)	(0.03)	—	—
Impact of tax related items	(7.2)	(0.10)	2.3	0.03
Acquisition and disposal costs	0.6	0.01	22.6	0.28
Loss on early extinguishment/modification of debt	—	—	12.1	0.15
Other	4.0	0.05	2.1	0.03
Net charges from discontinued operations	96.6	1.30	39.1	0.49

As adjusted - Discontinued Operations (b)	$66.7	$0.90	$55.8	$0.70

As adjusted - Total (a + b)	$144.4	$1.95	$109.9	$1.38

Weighted average number of diluted shares outstanding		74,153		79,461

* Relates to the impact of a tax provision recorded on foreign exchange gains incurred in connection with the repayment of intercompany loans that were formerly deemed to be of a long-term investment nature.

** Primarily represents acquisition method inventory charges from our 49% equity interest in Talison Lithium.

The tax effects of the adjustments are provisions of $0.3 million and benefits of $18.0 million for the six months ended June 30, 2014 and 2013, respectively, based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances.

Appendix Table A-5: Consolidated Reconciliation of Net Income/Diluted Earnings Per Share as Reported to Net Income/Diluted Earnings Per Share as Adjusted

	Three months ended June 30, 2014
		Income			Income from
	Income from	tax			discontinued
	cont. ops. before	provision	Income from	Effective tax	operations, net of
($ in millions; except per share amounts)	taxes	(benefit)	cont. ops.	rate	tax	Net income	Diluted EPS (a)
As reported	$46.4	$12.3	$34.1	26.5%	$12.6	$46.7	$0.64

Adjustments from continuing operations:
Tax on foreign exchange gain	—	(8.0)	8.0			8.0	0.11
Non-cash charge related to divested businesses	3.1	—	3.1			3.1	0.04
Adjustments - equity in earnings of unconsolidated affiliates	2.1	—	2.1			2.1	0.03
Asset write-downs	1.7	0.5	1.2			1.2	0.02
Restructuring and other severance costs	1.5	0.4	1.1			1.1	0.01
Foreign exchange gain on financing activities, net	(6.4)	(2.2)	(4.2)			(4.2)	(0.06)
Other	1.7	1.6	0.1			0.1	—

Adjustments from discontinued operations:
Expected loss on sale of TiO2 Pigments and Other Businesses					27.9	27.9	0.38
Impact of tax related items					(3.6)	(3.6)	(0.04)
Other					1.7	1.7	0.02
As adjusted	$50.1	$4.6	$45.5	9.2%	$38.6	$84.1	$1.15

(a) Calculated using weighted average diluted shares outstanding of 73,252.

Appendix Table A-6: Consolidated Reconciliation of Net Income to Adjusted EBITDA

	Three months ended		Six months ended
	June 30,		June 30,
($ in millions)	2014	2013	2014	2013
Net income attributable to Rockwood Holdings, Inc. stockholders	$46.7	$31.1	$25.9	$48.9
Net income (loss) attributable to noncontrolling interest	1.8	1.1	2.9	(0.9)
Net income	48.5	32.2	28.8	48.0
Income tax provision	12.3	9.0	25.1	9.8
(Income) loss from discontinued operations, net of tax	(14.3)	(6.5)	29.1	(15.8)
Gain on sale of discontinued operations, net of tax	(0.1)	—	(2.1)	—
Income from continuing operations before taxes	46.4	34.7	80.9	42.0
Interest expense, net	13.6	23.3	27.8	46.7
Depreciation and amortization	25.9	22.8	51.1	45.2
Restructuring and other severance costs	1.5	2.3	5.6	8.6
Equity investment adjustments	4.3	—	5.2	—
Systems/organization establishment expenses	1.1	0.5	1.4	1.2
Acquisition and disposal costs	0.5	1.7	1.6	3.5
Asset write-downs and other	1.7	4.7	1.7	4.7
Foreign exchange (gain) loss on financing activities, net	(6.4)	(4.6)	(5.8)	10.5
Other	0.1	0.7	—	1.1
Adjusted EBITDA from continuing operations	88.7	86.1	169.5	163.5
Discontinued operations	51.4	78.5	99.3	168.1
Total Adjusted EBITDA	$140.1	$164.6	$268.8	$331.6

Appendix Table A-7: Reconciliation of Net Cash Provided by Operating Activities of Continuing Operations to Adjusted EBITDA

	Six months ended
	June 30,
($ in millions)	2014	2013
Net cash provided by operating activities of continuing operations	$62.4	$18.9
Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions	46.8	51.0
Current portion of income tax provision	20.0	35.1
Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives	26.5	44.1
Restructuring and other severance costs	5.6	8.6
Equity investment adjustments	5.2	—
Systems/organization establishment expenses	1.4	1.2
Acquisition and disposal costs	1.6	3.5
Other	—	1.1
Total Adjusted EBITDA from continuing operations	169.5	163.5
Discontinued operations	99.3	168.1
Total Adjusted EBITDA	$268.8	$331.6

Appendix Table A-8: Capital Expenditures by Segment

	Three months ended		Six months ended
	June 30,		June 30,
($ in millions)	2014	2013	2014	2013
Lithium	$40.8	$38.1	$75.6	$72.6
Surface Treatment	7.2	5.3	12.3	9.7
Other	0.3	0.3	0.7	0.6
Capital expenditures	48.3	43.7	$88.6	$82.9

Appendix Table A-9: Segment Net Sales and Adjusted EBITDA

	Three Months Ended				Constant	Constant Currency Basis
	June 30,		Total	Total	Currency	Net	Net
($ in millions)	2014	2013	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Net Sales:
Lithium	$116.7	$125.7	$(9.0)	(7.2)%	$2.0	$(11.0)	(8.8)%
Surface Treatment	242.3	218.6	23.7	10.8	2.4	21.3	9.7
Other (b)	3.3	3.6	(0.3)	(8.3)	0.1	(0.4)	(11.1)
Net Sales	362.3	347.9	14.4	4.1	4.5	9.9	2.8
Discontinued operations	428.8	624.4	(195.6)	(31.3)	16.9	(212.5)	(34.0)
Net Sales (including discontinued operations)	$791.1	$972.3	$(181.2)	(18.6)%	$21.4	$(202.6)	(20.8)%

	Three Months Ended				Constant	Constant Currency Basis
	June 30,		Total	Total	Currency	Net	Net
($ in millions)	2014	2013	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Lithium	$44.8	$49.0	$(4.2)	(8.6)%	$0.8	$(5.0)	(10.2)%
Surface Treatment	56.3	48.5	7.8	16.1	0.5	7.3	15.1
Other (b)	(12.4)	(11.4)	(1.0)	(8.8)	(0.1)	(0.9)	(7.9)
Adjusted EBITDA from continuing operations	88.7	86.1	2.6	3.0	1.2	1.4	1.6
Discontinued operations	51.4	78.5	(27.1)	(34.5)	2.1	(29.2)	(37.2)
Total Adjusted EBITDA (c)	$140.1	$164.6	$(24.5)	(14.9)%	$3.3	$(27.8)	(16.9)%

	Six Months Ended				Constant	Constant Currency Basis
	June 30,		Total	Total	Currency	Net	Net
($ in millions)	2014	2013	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Net Sales:
Lithium	$232.5	$244.2	$(11.7)	(4.8)%	$3.2	$(14.9)	(6.1)%
Surface Treatment	477.9	433.8	44.1	10.2	0.7	43.4	10.0
Other (b)	6.4	7.0	(0.6)	(8.6)	0.2	(0.8)	(11.4)
Net Sales	716.8	685.0	31.8	4.6	4.1	27.7	4.0
Discontinued operations	829.3	1,221.9	(392.6)	(32.1)	29.3	(421.9)	(34.5)
Net Sales (including discontinued operations)	$1,546.1	$1,906.9	$(360.8)	(18.9)%	$33.4	$(394.2)	(20.7)%

	Six Months Ended				Constant	Constant Currency Basis
	June 30,		Total	Total	Currency	Net	Net
($ in millions)	2014	2013	Change in $	Change in %	Effect in $ (a)	Change in $	Change in %
Adjusted EBITDA:
Lithium	$85.9	$95.9	$(10.0)	(10.4)%	$1.4	$(11.4)	(11.9)%
Surface Treatment	109.7	94.1	15.6	16.6	0.4	15.2	16.2
Other (b)	(26.1)	(26.5)	0.4	1.5	(0.2)	0.6	2.3
Adjusted EBITDA from continuing operations	169.5	163.5	6.0	3.7	1.6	4.4	2.7
Discontinued operations	99.3	168.1	(68.8)	(40.9)	3.7	(72.5)	(43.1)
Total Adjusted EBITDA (c)	$268.8	$331.6	$(62.8)	(18.9)%	$5.3	$(68.1)	(20.5)%

(a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as compared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. For the three months ended June 30, 2014 and 2013, the average rate of exchange of the Euro to the U.S. dollar is $1.37 and $1.31, respectively, and for the six months ended June 30, 2014 and 2013, the average rate of exchange of the Euro to the U.S. dollar is $1.37 and $1.31, respectively.

(b) Other includes the results of operations of the wafer reclaim business, as well as the costs of operating the Company’s corporate offices.

(c) Includes the Company’s equity in Adjusted EBITDA of unconsolidated affiliates, including the acquisition of a 49% interest in the joint venture related to Talison for Lithium and other joint ventures for Surface Treatment.

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